AMENDMENT TO CONTINUING GUARANTY
For good and valuable consideration received in connection with Supplement No. 6 to the Master Loan Agreement dated June 24, 2019 between Old National Bank (“Lender”) and Contrail Aviation Support, LLC and Contrail Aviation Leasing, LLC (“Borrowers”), and the other Loan Documents associated therewith (as defined therein), the below-signed Guarantor hereby agrees that his/its Continuing Guaranty executed as of June 24, 2019 in connection therewith shall further apply to the debts of Contrail Aviation Leasing Ireland DAC (“Irish Subsidiary”) payable to the order of Lender, on the same terms and conditions expressed in the Continuing Guaranty. The Irish Subsidiary shall be deemed included in the definition of “Borrower” set forth in the Continuing Guaranty and any references in said Continuing Guaranty to Contrail Aviation Leasing, LLC shall be deemed to also apply to the Irish Subsidiary.
Further, the undersigned Guarantor also agrees, undertakes and affirms that the Continuing Guaranty will also apply, on the same terms stated above for the Irish Subsidiary, to any future subsidiary entity(ies) formed for the purpose of facilitating other acquisitions of aircraft and/or aircraft engine assets for which the lending facility established by the Master Loan Agreement is used for financing relating to such transaction(s), provided that such subsidiary(ies) are included as Borrowers under the Master Loan Agreement.
No other modification or amendments to the terms or effects of the Continuing Guaranty are made by this Amendment.

GUARANTOR:

_____________________________________
Air T, Inc.

18456244v1